Exhibit 99(c)

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	May 2022

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable June 10, 2022 to shareholders of record May 31, 2022, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2021 to October 31, 2022. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	May 2022		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.019	29%	$0.146	32%

Net Realized Short-Term Capital Gains	-	-	-	-

Net Realized Long-Term Capital Gains	0.017	27%	0.300	66%

Return of Capital (or Other Capital Source)	0.029	44%	0.009	2%

Total (per common share)	$0.065	100%	$0.455	100%

April 30, 2022

Average annual total return* on NAV for the 5 years				9.09%

Annualized current distribution rate as a percentage of NAV				7.85%

Cumulative total return on NAV for the fiscal YTD				9.42%

Cumulative fiscal YTD distributions as a percentage of NAV				3.92%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	June 2022

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable July 11, 2022 to shareholders of record June 30, 2022, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2021 to October 31, 2022. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	June 2022		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.018	28%	$0.166	32%

Net Realized Short-Term Capital Gains	-	-	-	-

Net Realized Long-Term Capital Gains	-	-	0.297	57%

Return of Capital (or Other Capital Source)	0.047	72%	0.057	11%

Total (per common share)	$0.065	100%	$0.520	100%

May 31, 2022

Average annual total return* on NAV for the 5 years				9.63%

Annualized current distribution rate as a percentage of NAV				7.52%

Cumulative total return on NAV for the fiscal YTD				14.95%

Cumulative fiscal YTD distributions as a percentage of NAV				4.39%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	July 2022

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable August 10, 2022 to shareholders of record July 29, 2022, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2021 to October 31, 2022. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	July 2022		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.021	32%	$0.187	32%

Net Realized Short-Term Capital Gains	0.004	6%	0.006	1%

Net Realized Long-Term Capital Gains	0.040	62%	0.357	61%

Return of Capital (or Other Capital Source)	-	-	0.035	6%

Total (per common share)	$0.065	100%	$0.585	100%

June 30, 2022

Average annual total return* on NAV for the 5 years				8.42%

Annualized current distribution rate as a percentage of NAV				8.26%

Cumulative total return on NAV for the fiscal YTD				5.44%

Cumulative fiscal YTD distributions as a percentage of NAV				5.50%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	August 2022

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable September 12, 2022 to shareholders of record August 31, 2022, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2021 to October 31, 2022. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	August 2022		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.011	17%	$0.195	30%

Net Realized Short-Term Capital Gains	0.003	4%	0.007	1%

Net Realized Long-Term Capital Gains	0.043	67%	0.402	62%

Return of Capital (or Other Capital Source)	0.008	12%	0.046	7%

Total (per common share)	$0.065	100%	$0.650	100%

July 31, 2022

Average annual total return* on NAV for the 5 years				8.76%

Annualized current distribution rate as a percentage of NAV				7.80%

Cumulative total return on NAV for the fiscal YTD				12.32%

Cumulative fiscal YTD distributions as a percentage of NAV				5.85%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	September 2022

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable October 11, 2022 to shareholders of record September 30, 2022, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2021 to October 31, 2022. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	September 2022		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.015	23%	$0.207	29%

Net Realized Short-Term Capital Gains	-	-	0.007	1%

Net Realized Long-Term Capital Gains	0.019	30%	0.422	59%

Return of Capital (or Other Capital Source)	0.031	47%	0.079	11%

Total (per common share)	$0.065	100%	$0.715	100%

August 31, 2022

Average annual total return* on NAV for the 5 years				8.26%

Annualized current distribution rate as a percentage of NAV				8.01%

Cumulative total return on NAV for the fiscal YTD				10.02%

Cumulative fiscal YTD distributions as a percentage of NAV				6.68%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	October 2022

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable November 10, 2022 to shareholders of record October 31, 2022, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2021 to October 31, 2022. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	October 2022		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.007	10%	$0.218	28%

Net Realized Short-Term Capital Gains	-	-	0.008	1%

Net Realized Long-Term Capital Gains	0.009	14%	0.429	55%

Return of Capital (or Other Capital Source)	0.049	76%	0.125	16%

Total (per common share)	$0.065	100%	$0.780	100%

September 30, 2022

Average annual total return* on NAV for the 5 years				5.89%

Annualized current distribution rate as a percentage of NAV				9.34%

Cumulative total return on NAV for the fiscal YTD				-4.83%

Cumulative fiscal YTD distributions as a percentage of NAV				8.56%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.